Ex. 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of
Orrstown Financial Services, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Orrstown Financial Services, Inc. of our report dated March 14, 2014 on the financial statements and internal control over financial reporting for the year ended December 31, 2013, which appears in Form 10-K of Orrstown Financial Services, Inc. for the year ended December 31, 2013.

/s/ Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania
May 22, 2014